Exhibit (21)

COOPER TIRE & RUBBER COMPANY
SUBSIDIARIES
AS OF DECEMBER 31, 2003

Cooper Tire & Rubber Company (Parent) (Delaware)
Alga Investments Company (Georgia)
Cooper International Holding Corporation (Delaware)
Cooper International Rubber, Limited (Jamaica) (Inactive)
Cooper International Trading Inc. (Ohio)
Cooper-Standard Automotive Inc. (Ohio)
Cooper-Standard Automotive Brasil Sealing Ltda. (Brazil)
Cooper-Standard Automotive Canada Limited (Canada)
Cooper-Standard Automotive (Australia) Pty. Ltd. (Australia)
Cooper-Standard Automotive France SAS (France)
Technistan SNC (Partnership) (France)
Cooper Standard Automotive Italy S.r.l.
Cooper-Standard Automotive Holding Company (Ohio)
Cooper-Standard Automotive NC L.L.C. (North Carolina)
Cooper-Standard Automotive OH LLC (Ohio)
Cooper-Standard Automotive Sealing de Mexico S.A. de C.V. (Mexico)
Cooper-Standard Automotive UK Sealing Limited (England)
Bird Mould and Tool Company Limited (England) (Inactive)
Silent Channel Products Limited (England) (Inactive)
Standard Products Mould & Tool Co. Limited (England) (Inactive)
Standard Products (UK) Limited (England) (Inactive)
The Huntingdon Rubber Company Limited (England) (Inactive)
The Standard Products Company (Europe) Limited (England) (Inactive)
Craig Assembly, Inc. (Michigan) (41.82% Owned)
Ilpea Equity, LLC (2.5 % owned)
Itatiaia Standard Industria e Comercio Ltda. (Brazil) (Inactive)
Itatiaia Standard Industrial Ltda. (Brazil)
NISCO Holding Co. (Delaware)
Nishikawa Standard Co. (Partnership) (Delaware)(50% Owned)
Oliver Rubber Company (California)
Admiral Remco Inc. (Ohio)
BFNZ-ORC Limited (New Zealand) (50 % owned)
Oliver Rubber Ltd. (Canada) (Inactive)
Siebe Automotive North America de Mexico Holding LLC (Delaware)
Siebe Automotive North America de Mexico S. de R.L. de CV (Mexico)
SPB Comercio e Participacoes Ltda. (Brazil)
Standard Products Polska Sp. z o.o. (Poland)
Stantech Inc. (Delaware)
The Standard Products Funding Corp. (Delaware) (Inactive)
Westborn Service Center Inc. (Michigan)
Cooper Receivables Corp. (Delaware)
Cooper Tire Holding Company (Ohio)
Cooper Technology Services, LLC (Ohio)
Cooper Tire International Trading Company (Cayman Islands)
Cooper Tire & Rubber International Trading Limited (Cayman Islands)
Cooper Tire & Rubber 1 ULC (Nova Scotia, Canada)
Cooper Tire & Rubber 2 ULC (Nova Scotia, Canada)
Cooper Tire & Rubber Canada LP (Partnership) (Canada)
Cooper Tire & Rubber Brasil Ltda. (Brazil)
Cooper-Standard Automotive Brasil Fluid Systems Ltda. (Brazil)
Cooper Tire & Rubber Co (India) Private Ltd (India)
Cooper Tyre & Rubber Company UK Limited (England)
Cooper-Avon Italia S.r.l. (Italy)
Cooper-Avon Pneumatiques Sarl (France)
Cooper-Avon Reifen (Deutschland) GmbH (Germany)
Diorama Grundstucksverwaltungesellschaft mbH & Co Vermietungs KG (Partnership) (Germany)

Cooper-Avon (Suisse) SA (Switzerland)
Cooper-Avon Tyres Limited (England)
Cooper-Avon International Development Limited (England)
Cooper-Standard Automotive Ceska Republika s.r.o. (Czech Republic)
Cooper-Standard Automotive (Deutschland) GmbH (Germany)
Cooper-Standard Automotive Espana SA (Spain)
Cooper-Standard Automotive UK Fluid Systems Limited (England)
Cooper Tire & Rubber Foundation (Ohio)
Coopermex S.A. de C.V. (Mexico)
CTB Services Inc. (Ohio)
North American Rubber, Inc. (Texas)
Cooper-Standard Automotive Mexico S.A. de C.V. (Maquiladora) (Mexico)
RubberNetwork.com LLC (Georgia) (6.58% Owned)
Sterling Investments Company (Delaware)
Max-Trac Tire Co., Inc. (Ohio)
Cooper-Standard Automotive Fluid Systems de Mexico S. de R.L. de C.V. (Maquiladora) (Mexico)
Cooper-Standard Automotive Korea, Inc. (Korea) (90% owned)
Cooper-Standard Automotive Services S.A. de C.V. (Mexico)
Cooper-Standard Services Korea, Inc. (Korea)
Master Assurance & Indemnity Ltd (Bermuda)
Mickey Thompson International, Inc. (Virgin Island) (Inactive)